UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): February 22, 2026

Enhabit, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41406	47-2409192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206

(Address and zip code of principal executive offices)

(214) 239-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	EHAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On February 22, 2026, Enhabit, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which the Company will be acquired by Anchor Parent, LLC, a Delaware limited liability company (“Parent”). Pursuant to the Merger Agreement, Anchor Merger Sub, Inc., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Parent, will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the “Surviving Corporation”). Parent and Merger Sub are affiliates of funds advised by Kinderhook Industries, LLC (or an affiliate thereof).

The Merger Agreement was unanimously approved by the board of directors of the Company (the “Board”).

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of common stock, par value $0.01 per share, of the Company (“Company Common Stock”), (a) each share of Company Common Stock (other than (i) shares of Company Common Stock held in the treasury of the Company or any of its subsidiaries or owned by Parent or Merger Sub immediately prior to the Effective Time and (ii) shares of Company Common Stock held by stockholders who have properly exercised their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law) that is issued and outstanding immediately prior to the Effective Time will be automatically cancelled and converted into the right to receive $13.80 in cash without interest (with respect to each such share of Company Common Stock, the “Per Share Amount,” and such consideration, the “Merger Consideration”), (b) each share of Company Common Stock held in the treasury of the Company or any of its subsidiaries and any shares of Company Common Stock owned by Parent or Merger Sub immediately prior to the Effective Time will automatically be cancelled and will cease to exist and no consideration will be delivered in exchange therefor, and (c) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will automatically be converted into and become one fully paid, nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and will constitute the only outstanding shares of capital stock of the Surviving Corporation.

Treatment of Equity Awards

Each stock option granted under the Company’s 2022 Omnibus Performance Incentive Plan or the Company’s 2025 Equity and Incentive Compensation Plan (as applicable, each a “Company Stock Plan”) that entitles the holder thereof to purchase shares of Company Common Stock granted (each, a “Company Option”) that is outstanding and unexercised as of immediately prior to the Effective Time will, to the extent unvested, accelerate and become fully vested and exercisable effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company Options, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company Option, each Company Option that is then outstanding and unexercised will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Company Common Stock subject to such Company Option as of immediately prior to the Effective Time, multiplied by (ii) the excess, if any, of the Per Share Amount over the exercise price per share applicable to such Company Option, without interest and subject to any applicable tax withholding. Each Company Option that is outstanding and unexercised as of the Effective Time and that has an exercise price per share equal to or greater than the Per Share Amount will be automatically cancelled without any cash payment or other consideration being made in respect thereof.

Each restricted stock unit or deferred stock unit with respect to Company Common Stock granted under a Company Stock Plan (each, a “Company RSU”) and each restricted share of Company Common Stock granted under a Company Stock Plan (each, a “Company RSA”) that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become fully vested effective immediately prior to, and contingent upon, the Effective Time. Except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company RSUs or Company RSAs, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company RSU or Company RSA, each Company RSU and Company RSA that is then outstanding will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (a) the total number of shares of Company Common Stock underlying such Company RSU or the total number of Company RSAs, as applicable, as of immediately prior to the Effective Time, multiplied by (b) the Per Share Amount, without interest and subject to any applicable tax withholding.

Each outstanding restricted stock unit granted under a Company Stock Plan, the vesting of which is subject to the achievement of performance-based goals (each, a “Company PSU”), that is outstanding as of immediately prior to the Effective Time will, to the extent unvested, become vested effective immediately prior to, and contingent upon, the Effective Time, in the number of shares of Company Common Stock subject to the Company PSU based on the greater of the target performance level and the actual performance level measured as of the Effective Time (as determined by the Compensation and Human Capital Committee of the Board as constituted immediately prior to the Effective Time) (or, for any Company PSUs for which the performance period has been completed as of the Effective Time, the actual performance level). Except as otherwise expressly agreed to in writing after the date of the Merger Agreement and prior to the Effective Time by Parent and a holder of Company PSUs, as of the Effective Time, by virtue of the Merger and without any further action on the part of the holder of any Company PSU, (a) the vested portion of a Company PSU (after giving effect to the foregoing) will be automatically cancelled and converted into the right to receive a cash payment equal to the product of (i) the total number of shares of Company Common Stock underlying such vested portion of the Company PSU as of immediately prior to the Effective Time, and (ii) the Per Share Amount, without interest and subject to any applicable tax withholding, and (b) the unvested portion of a Company PSU will be automatically cancelled without any cash payment or other consideration being made in respect thereof.

Conditions to the Merger and Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants of the Company, Parent and Merger Sub, including the agreement by the Company to conduct its business in all material respects in the ordinary course during the period between execution of the Merger Agreement and completion of the Merger (the “Closing”) and covenants prohibiting the Company from taking certain actions during such period without the consent of Parent (which consent may not be unreasonably withheld, conditioned or delayed).

The Closing is conditioned upon (a) the adoption of the Merger Agreement by the holders of a majority of the voting power of the issued and outstanding shares of Company Common Stock entitled to vote on the adoption of the Merger Agreement at a meeting of stockholders held for such purpose (the “Company Stockholder Approval”), (b) no governmental authority having jurisdiction over any party to the Merger Agreement having issued any order or other action that is in effect (whether temporary, preliminary or permanent) restraining, enjoining or otherwise prohibiting the consummation of the Merger and no applicable law having been adopted that makes consummation of the Merger illegal or otherwise prohibited, (c) the expiration or termination of the applicable waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and consents having been obtained, or any applicable waiting periods having expired or terminated, under certain other regulatory requirements, (d) the accuracy of the other party’s representations and warranties, subject to certain customary materiality standards set forth in the Merger Agreement, (e) performance or compliance in all material respects with the other party’s obligations under the Merger Agreement, and (f) no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement.

The Merger Agreement contains customary “no-shop” provisions that restrict the Company’s ability to solicit, initiate or knowingly facilitate or knowingly encourage any acquisition proposals from third parties and to provide non-public information to, and engage in discussions or negotiations with, third parties regarding acquisition proposals. However, at any time prior to receipt of the Company Stockholder Approval, the Company may provide information to and negotiate with third parties that submit an alternative acquisition proposal that the Board (or any committee thereof) determines in good faith, after consultation with outside financial and legal advisors, constitutes, or could reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement); provided that such alternative acquisition proposal did not result from a material breach of the “no shop” restrictions and subject to certain other requirements. The Board also may change its recommendation to the Company stockholders to adopt the Merger Agreement in response to a Superior Proposal or an Intervening Event (as defined in the Merger Agreement) if the Board determines in good faith, after consultation with a financial advisor and outside legal counsel, that the failure to take such action would be inconsistent with the fiduciary duties of the Board under applicable law.

Termination

The Merger Agreement contains termination rights for each of the Company and Parent, including, among others, (a) if the consummation of the Merger does not occur on or before November 22, 2026 (the “End Date”), (b) if any order prohibiting the Merger has become final and non-appealable, or (c) if the Company Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval. Subject to certain conditions, the Merger Agreement can also be terminated by Parent (i) due to certain breaches by the Company of its representations, warranties, covenants or other agreements contained in the Merger Agreement or (ii) prior to the receipt of the Company Stockholder Approval, if the Board changes its recommendation in favor of the Merger. Subject to certain conditions, the Merger Agreement can also be terminated by the

Company (A) due to certain breaches by Parent or Merger Sub of its representations, warranties, covenants or other agreements contained in the Merger Agreement, (B) prior to the receipt of the Company Stockholder Approval, to enter into a definitive agreement providing for a Superior Proposal, or (C) due to the failure of Parent to consummate the Merger despite all conditions to Closing having been satisfied. The Company and Parent may also terminate the Merger Agreement by mutual written agreement.

The Company is required to pay Parent a termination fee of approximately $24.5 million (the “Company Termination Fee”) upon termination of the Merger Agreement under specified circumstances, including a termination by Parent prior to the Company Stockholder Approval in the event that the Board changes or withdraws its recommendation in favor of the Merger or a termination by the Company to enter into a definitive agreement providing for a Superior Proposal. Parent is required to pay the Company a termination fee of approximately $44.6 million (the “Parent Termination Fee”) upon termination of the Merger Agreement under specified circumstances, including a termination by the Company due to (a) certain breaches by Parent or Merger Sub of its representations, warranties, covenants or other agreements contained in the Merger Agreement or (b) the failure of Parent to consummate the Merger despite all conditions to Closing having been satisfied. The Company’s right to receive from Parent payment of the Parent Termination Fee and payment or reimbursement of certain out-of-pocket fees, costs and expenses will be the sole and exclusive remedy of the Company and its affiliates and representatives against any of Parent, the Equity Investors (as defined below), Merger Sub and any of their respective former, current or future officers, directors, partners, stockholders, equity holders, managers, members, affiliates and debt financing sources for any loss suffered as a result of the failure of the transactions contemplated by the Merger Agreement to be consummated or for a breach under the Merger Agreement or otherwise.

The Merger Agreement also provides that, in certain circumstances, either party may seek an injunction, specific performance or other equitable remedy; provided, however, that in no event will the Company be entitled to more than one of (a) a grant of specific performance that results in the Closing occurring and (b) a payment of the Parent Termination Fee.

Financing

Parent has obtained debt financing commitments for the financing in an amount sufficient, when combined with the equity investment described below, to complete the transactions contemplated by the Merger Agreement (the “Financing”). The Merger Agreement requires each of Parent and Merger Sub to use, and to cause their respective affiliates to use, reasonable best efforts to arrange, obtain and consummate the Financing on the terms and subject only to the conditions described in the debt commitment letter. The Merger is not conditioned on Parent’s receipt of the Financing. Pursuant to the Merger Agreement, the Company is required to use reasonable best efforts to provide Parent with customary cooperation in connection with the Financing.

Equity Commitment

Concurrently with the execution of the Merger Agreement, Kinderhook Capital Fund 8, L.P. and Kinderhook Capital Fund 8-B, L.P. (collectively, the “Equity Investor”) delivered a limited guarantee in favor of the Company and pursuant to which, subject to the terms and conditions contained therein, the Equity Investor is guaranteeing certain obligations of Parent and Merger Sub in connection with the Merger Agreement, including the payment of the Parent Termination Fee.

The Equity Investor has committed to invest in Parent an amount equal to $688 million to pay (together with the proceeds of the debt financing) the payment of (a) the aggregate Merger Consideration and any other amounts required to be paid at Closing and (b) all related fees and expenses payable on the date of Closing by Parent and Merger Sub in connection with the transactions contemplated by the Merger Agreement.

* * * * *

The foregoing description of the terms of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1, and is incorporated herein by reference.

The Merger Agreement and the foregoing description have been included to provide stockholders with information regarding the terms of the Merger Agreement. They are not intended to provide any other factual information about the Company or other parties thereto. The representations, warranties and covenants contained in the Merger Agreement were or will be made only as of specified dates for the purposes of such agreement, were (except as expressly set forth therein) solely for the benefit of the parties to such agreement and may be subject to qualifications and limitations agreed upon by such parties. In reviewing the representations, warranties and covenants contained in the Merger Agreement and discussed in the foregoing descriptions, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to securityholders and reports and documents filed with the U.S. Securities and Exchange Commission (the “SEC”). Stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Support Agreement

In connection with the execution of the Merger Agreement, on February 22, 2026, certain of the Company’s stockholders (collectively, the “Supporting Stockholders”), entered into a voting and support agreement (each, a “Support Agreement” and collectively, the “Support Agreements”) with Parent and Merger Sub. The Supporting Stockholders collectively hold over 2.0% of the voting power of the Company’s capital stock (without giving effect to any vesting of RSUs). Under the Support Agreements, each Supporting Stockholder has agreed to vote his or her shares of capital stock in favor of the adoption of the Merger Agreement, comply with the “no-shop” provisions in the Merger Agreement and certain other matters, subject to certain terms and conditions contained therein.

The foregoing description of the Support Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Form of Support Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 23, 2026, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and will not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor will it be deemed to be incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Forward-Looking Statements

This Current Report on Form 8-K contains and the Company’s other filings and press releases may contain forward-looking statements, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “aim,” “potential,” “continue,” “ongoing,” “goal,” “can,” “seek,” “target” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words. These forward-looking statements are based on Company management’s current beliefs, as well as assumptions made by, and information currently available to, the Company, all of which are subject to change. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the proposed Merger may not be completed in a timely manner or at all, which may adversely affect the Company’s business and the price of the Company Common Stock; (ii) the failure to satisfy any of the conditions to the consummation of the Merger, including the receipt of certain regulatory approvals; (iii) the failure to obtain the Company Stockholder Approval; (iv) the occurrence of any fact, event, change, development or circumstance that could give rise to the termination of the Merger Agreement, including in circumstances requiring the Company to pay a termination fee; (v) the effect of the announcement or pendency of the proposed Merger on the Company’s business relationships, operating results and business generally; (vi) risks that the proposed Merger disrupts the Company’s current plans and operations; (vii) the Company’s ability to retain and hire key personnel and maintain relationships with key business partners and customers, and others with whom it does business, in light of the proposed Merger; (viii) risks related to the diversion of management’s attention from the Company’s ongoing business operations; (ix) unexpected costs, charges or expenses resulting from the proposed Merger; (x) the ability of Parent to obtain financing for the proposed Merger; (xi) potential litigation relating to the proposed Merger that could be instituted against the parties to the Merger Agreement or their respective directors, managers or officers, including the effects of any outcomes related thereto; (xii) continued availability of capital and financing; (xiii) certain restrictions during the pendency of the proposed Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (xiv) other risks described in the Company’s filings with the SEC, such risks and uncertainties described under the headings “Cautionary Note Regarding Forward-Looking Statements,” “Risk Factors” and other sections of the Company’s Annual Report on Form 10-K filed with the SEC on March 6, 2025 and subsequent filings. No list or discussion of risks or uncertainties should be considered a complete statement of all potential risks and uncertainties. Unlisted or unknown factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the proposed Merger and/or the Company’s consolidated financial condition, results of operations or liquidity. The forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to provide revisions or updates to any forward-looking statements, whether as a result of new information, future events or otherwise, should circumstances change, except as otherwise required by law.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the transaction between the Company, Parent and Merger Sub. The Company expects to announce a special meeting of stockholders as soon as practicable to obtain stockholder approval of the proposed transaction. In connection with the transaction, the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form. INVESTORS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE TRANSACTION. Investors may obtain a free copy of these materials (when they are available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov, at the Company’s website at www.enhabit.com or by sending a written request to the Company in care of the Corporate Secretary, at Enhabit, Inc., 6688 N. Central Expressway, Suite 1300, Dallas, Texas 75206.

Participants in the Solicitation

The directors and executive officers of the Company, and other persons, may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding the Company’s directors and executive officers is available in the Company’s definitive proxy statement filed with the SEC on May 16, 2025 in connection with the Company’s 2025 annual meeting of stockholders. This document can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated February 22, 2026, by and among Enhabit, Inc., Anchor Parent, LLC and Anchor Merger Sub, Inc.*

10.1	Form of Voting and Support Agreement by and among Anchor Parent, LLC, Anchor Merger Sub, Inc. and the stockholders party thereto (included as Exhibit C in Exhibit 2.1).

99.1	Press Release of Enhabit, Inc., issued February 23, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 23, 2026

ENHABIT, INC.

	By:	/s/ Dylan C. Black
	Name:	Dylan C. Black
	Title:	General Counsel